Exhibit 5.1

May 9, 2014

Erickson Incorporated

5550 SW Macadam Avenue, Suite 2000

Portland, Oregon 77239

Ladies & Gentlemen:

We have acted as counsel to Erickson Incorporated, a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), of 3,233,332 issued and outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2014 (such registration statement, as amended to the date hereof, is herein referred to as the “Registration Statement”). The Shares are to be sold by the selling stockholders from time to time as described in the Registration Statement.

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We are members of the bar of the District of Columbia. We do not express any opinion herein on any laws other than the Delaware General Corporation Law, and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Covington & Burling LLP

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